First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




October 10, 2001


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:      FT 570

Gentlemen:

         We have examined the Registration Statement File No. 333-70844 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

         You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President